EXHIBIT 99.1

Predictive Oncology Acquires zPREDICTA, Inc.

zPREDICTA has developed a patented tumor-specific 3D cell culture platform that is complementary to Predictive Oncology’s Artificial Intelligence (AI) platform developed by Helomics. zPREDICTA’s uniquely designed 3D culture systems create a tumor microenvironment that is closer to the patient’s actual tumor than the currently available alternatives.

EAGAN, Minn., Dec. 01, 2021 (GLOBE NEWSWIRE) -- Predictive Oncology, (POAI), a knowledge-driven company focused on applying artificial intelligence (AI) to develop personalized cancer therapies, today announced the acquisition of zPREDICTA, a company pioneering tumor-specific in vitro 3D cell culture models for drug discovery and development.  The acquisition immediately adds a new anticipated revenue stream to Predictive Oncology and contributes to the company’s larger mission of supporting the development of new cancer therapies from drug discovery through regulatory approval. Based on zPREDICTA’s historical operating results and anticipated synergies, Predictive Oncology believes the acquisition will be accretive on a short term as well as a long term basis. zPREDICTA provides its services to many leading global biotechnology and pharmaceutical companies.

“The acquisition of zPREDICTA adds an established company with clear synergies to Predictive Oncology’s team, not to mention a progressive revenue stream,” said J. Melville (“Mel”) Engle, CEO and Chairman of Predictive Oncology. “But it’s not just about what zPREDICTA is doing today or the revenue it’s generating now -- it’s about how zPREDICTA will complement our larger efforts to accurately predict cancer treatment outcomes and optimal drug formulations to treat specific types of cancer in specific types of patients. zPREDICTA’s work in the development of new 3D cell culture methods gives us yet another competitive advantage in helping identify, develop, and expedite new cancer therapies.”

zPREDICTA was founded by its CEO, Julia Kirshner, Ph.D, who leads the team in developing tumor-specific in vitro models for oncology drug discovery and research. The company is focused on accelerating the drug development process through its expertise in carcinogenesis, metastasis, and the tumor microenvironment. zPREDICTA’s complex in vitro models recapitulate the physiological environment of human cancer tissue and thus provide a more clinically relevant testing platform than commonly used alternatives.

“I’m excited to have zPREDICTA join the Predictive Oncology family. Combining zPREDICTA’s technology with Helomics, TumorGenesis, and Soluble Biotech will allow us to make true progress towards our joint mission of eliminating cancer. Integrating zPREDICTA’s patented tumor-specific 3D culture platform for testing of novel cancer targets with Helomics’s AI engine will enable us to significantly improve the accuracy of target discovery. TumorGenesis’s strategies to expand tumor tissue would generate invaluable material for drug discovery and testing within various tumor microenvironments constructed by zPREDICTA. Finally, utilizing zPREDICTA’s platform to test drug formulations created by Soluble Biotech would provide therapeutic candidates ready for in vivo and clinical testing. The opportunity to join such a diverse yet synergistic group and to have access to established expertise in target discovery, testing, and formulation will allow zPREDICTA to grow and expand to further the mission of Predictive Oncology,” said Dr. Kirshner.

When zPREDICTA’s technology is coupled with Predictive Oncology’s unique database, including more than 15 years of information on 150,000 patients and 137 types of tumors, Predictive Oncology’s machine learning algorithms CoRE and PeDAL will make more accurate predictions of treatment outcomes. In turn, this means more reliable insights for all of Predictive Oncology’s customers, whether they are pharmaceutical manufacturers engaged in drug discovery and development or healthcare professionals trying to choose the optimal treatments for their patients.

“zPREDICTA is the perfect fit for Predictive Oncology, providing yet another indispensable piece to the puzzle that will help humankind ultimately eliminate cancer,” Engle said. “The 3D cell culture models that Dr. Kirshner and her team have pioneered at zPREDICTA increase our potential to discover new breakthrough technologies to treat cancer and to uncover the optimal drug formulations for targeted cancer therapies.”

About Predictive Oncology

Predictive Oncology Inc. (NASDAQ: POAI) is a knowledge-driven company focused on applying artificial intelligence (AI) to develop personalized cancer therapies, which can lead to more effective treatments and improved patient outcomes.

As the drug discovery community has now realized, a genomics-based approach to cancer research and drug development is insufficient to achieve the promise of personalized therapeutics. Predictive Oncology instead takes a multiomic approach, which accounts for the vast multitude of factors that make each cancer unique. Rather than operating based on the equivalent of a birds’ eye view, Predictive Oncology makes possible a more personalized and effective approach to cancer research and treatment.

About zPREDICTA

zPREDICTA develops tumor-specific in vitro models for oncology drug discovery and research. Its mission is to accelerate the drug development process for pharmaceutical clients and partners.

From target discovery and lead optimization to preclinical evaluation of efficacy and toxicity, zPREDICTA’s goal is to develop the tools necessary to accurately identify compounds that will have the highest probability of improving human health. Based on their proprietary models, zPREDICTA offers preclinical testing services to clients in the biopharmaceutical industry and through its partnership with a large pharma company. zPREDICTA’s tumor-specific models are used by many leading biopharmaceutical companies to evaluate the efficacy and toxicity of their therapeutic pipelines.

zPREDICTA’s patented 3D cell culture technology has been validated both in vitro and in vivo and tested on multiple cancer cell lines and primary tissues representing different types of solid tumors and hematologic malignancies. Its models have been shown to mimic the in vivo behavior of tumors and exhibit a high correlation with clinical response.

Forward-Looking Statements:

Certain matters discussed in this release contain forward-looking statements. These forward-looking statements reflect the company’s current expectations and projections about future events and are subject to substantial risks, uncertainties and assumptions about its operations and the investments made. All statements, other than statements of historical facts, included in this press release regarding the company strategy, future operations, future financial position, future revenue and financial performance, projected costs, prospects, plans and objectives of management are forward-looking statements. The words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “would,” “target” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. POAI’s actual future performance may materially differ from that contemplated by the forward-looking statements as a result of a variety of factors including, among other things, risks related to the acquisition of zPREDICTA including no assurance of future operating results of zPREDICTA, no assurance that zPREDICTA’s customers will continue to utilize zPREDICTA’s services at historical levels or at all, risk of higher than anticipated expenses, integration risk, risk of future impairment of goodwill that would impact POAI’s operating results and reliance on zPREDICTA’s management and employees, and the factors discussed under the heading “Risk Factors” in the company’s filings with the SEC. Except as expressly required by law, the Company disclaims any intent or obligation to update these forward-looking statements.

Investor Relations Contact:

Landon Capital
Keith Pinder
(404) 995-6671
kpinder@landoncapital.net